Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We have issued our report dated April 14, 1995, accompanying the financial statements of Kansas Communications, Inc. contained in the Registration Statement and Prospectus on Form S-4 (File No. 33-95542). We consent to the incorporation by reference of the aforementioned report in this Form 8-K/A-1.


GRANT THORNTON LLP

/s/ Grant Thornton LLP

Kansas City, Missouri
November 29, 1995